                                                                    Exhibit 10.8

                              SIXTH AMENDMENT TO
                      AMENDED AND RESTATED LOAN AGREEMENT

     THIS SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT, dated as of the 26th day of October, 2001 (this "Amendment"), is made by and among AMERICAN
                                     ---------
TOWER, L.P., a Delaware limited partnership, AMERICAN TOWERS, INC., a Delaware corporation, VERESTAR, INC. (f/k/a ATC TELEPORTS, INC.), a Delaware corporation, and TOWERSITES MONITORING, INC., a Delaware corporation, (collectively, the "Borrowers"), THE FINANCIAL INSTITUTIONS SIGNATORIES HERETO and TORONTO DOMINION
 ---------
(TEXAS),  INC., as administrative  agent (in such capacity,  the "Administrative
                                                                  --------------
Agent").
-----

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Borrowers, the Lenders (as defined therein), the Issuing Bank (as defined therein) and the Administrative Agent are all parties to that certain Amended and Restated Loan Agreement dated as of January 6, 2000 (as previously amended and as hereafter amended, modified, restated and supplemented from time to time, the "Loan Agreement"); and
                        --------------

     WHEREAS, the Borrowers have requested amendments to certain provisions of the Loan Agreement, and, subject to the terms and conditions set forth herein, the Lenders and the Administrative Agent are willing to amend certain provisions of the Loan Agreement as more specifically set forth herein;

     NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Loan Agreement, and further hereby agree as follows:

     1.       Amendments.  The Loan Agreement is hereby amended as more
              ----------
fully set for the below:

              (a)      Amendments to Article 1.
                       -----------------------

                              (i) Section 1.1 of the Loan Agreement,
          Definitions, is hereby amended by deleting the definitions of
          -----------
          "Annualized Operating Cash Flow", "ATC International" "Borrowers",
           ------------------------------    -----------------   ---------
          "Change of Control" "Pro Forma Debt Service" and "Restricted
           -----------------   ----------------------       ----------
          Subsidiaries" in their entirety and by substituting the following
          ------------
          definitions in lieu thereof:

                       " 'Annualized Operating Cash Flow' shall mean, as of
                          ------------------------------
                  any calculation date, in each case on a consolidated basis,
                  (a) the sum of (i) the product of (A) Operating Cash Flow (Mature Towers) for the fiscal quarter-end being tested, or the most recently completed fiscal quarter immediately preceding such calculation date, as the case may be, times (B)
                                                                       -----
                  four (4); and (ii) the product of (A) Operating Cash Flow (Developing Towers) for the fiscal quarter-end being tested, or the most recently completed fiscal quarter immediately preceding such calculation date, as the case may be, times (B)
                                                                       -----
                  four (4); and (iii) Operating Cash Flow (Other Business) for the four fiscal quarter period end being tested or the most recently completed four (4) fiscal quarter period immediately preceding such calculation date, as the case may be; minus (b)
                                                                       -----
                  corporate overhead (exclusive of amortization and depreciation) of the Borrowers and the Restricted Subsidiaries for the four (4) fiscal quarter period then ended or, the most recently completed four (4) fiscal quarter period immediately preceding the calculation date, as the case may be; provided,
                                                                      --------
                  however, that for purposes of calculating the Leverage Ratio
                  -------
                  only, (I) item (a) above shall not include the amount by which the product of (x) Operating Cash Flow (without deductions for corporate overhead) attributable to Restricted Subsidiaries located in or doing business in Brazil and Mexico (or such other countries as the Majority Lenders approve) times (y) four (4) exceeds ten percent (10%) of the total amount determined by clause (a) of this definition (before giving effect to the deduction set forth in clause (II) immediately following), and (II) item (a)(iii) above shall be reduced by twenty-five percent (25%)."

                       " 'ATC International' shall mean American Tower
                          -----------------
                  International, Inc., a Delaware corporation."

                       "'Borrowers' shall mean, collectively, AT L.P., AT Inc.,
                         ---------
                  Verestar, Inc. (f/k/a ATC Teleports), Towersites Monitoring, Inc., a Delaware corporation, and ATC International, and shall include such other Persons as may be approved by the Majority Lenders at such time as any such Person executes and delivers to the Administrative Agent an assignment and assumption agreement in form and substance satisfactory to the Administrative Agent and each other Loan Document as executed by the other Borrowers; and "Borrower" shall mean any one of
                                               --------
                  the foregoing."

                       " 'Change of Control' shall mean (a) the failure of the
                          -----------------
                  Parent to own, directly or indirectly, one hundred percent (100%) of the ownership interests of each of the Borrowers, except for Verestar, of which the Parent must own ninety percent (90%), provided that the remaining ten percent (10%)
                                 --------
                  of Verestar is held by other Persons in connection with an employee stock option plan, (b) the failure of AT Inc. to own, directly or indirectly, one hundred percent (100%) of the ownership interests of ATC Operating (unless ATC Operating is merged with or into AT Inc.), (c) the sale, lease, transfer, in one or a series of related transactions, of all or substantially all of any of the Borrower's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to the other Borrowers or any wholly-owned direct or indirect Restricted Subsidiary of AT Inc., (d) the adoption of a plan relating to the liquidation or dissolution of the

                  Parent, (e) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of forty percent (40%) or more of the voting power of the voting stock of the Parent by way of merger or consolidation or otherwise and such Persons own more voting power than the Principal Shareholders, or (f) the Continuing Directors cease for any reason to constitute a majority of the directors of the Parent then in office."

                       " 'Pro Forma Debt Service' shall mean with respect to the
                          ----------------------
                  twelve (12) calendar month period following the calculation date, and after giving effect to any Interest Hedge Agreements and LIBOR Advances, the sum of the amount of all of the following with respect to the Borrowers and the Restricted Subsidiaries, on a consolidated basis: (a) scheduled payments of principal on Indebtedness for Money Borrowed (determined, with respect to the Revolving Loans only, as the difference between the outstanding principal amount of the Revolving Loans and Letter of Credit Obligations on the calculation date and the amount the Revolving Loan Commitments will be on the last day of such period) for such period; (b) Interest Expense for such period; (c) fees payable under this Agreement for such period; (d) other payments payable by such Persons during such period in respect of Indebtedness for Money Borrowed (other than voluntary repayments); and (e) after the Interest Reserve, the 2001 Interest Reserve and/or the 2002 Interest Reserve, as applicable, has been applied in full pursuant to the terms hereof, all Restricted Payments to be made by the Borrowers to the Parent which will be necessary to make interest payments on the (i) Convertible Notes and/or (ii) Senior Notes due 2009 during such period. For purposes of this definition, where interest payments for the twelve (12) month period immediately succeeding the calculation date are not fixed by way of Interest Hedge Agreements, LIBOR Advances, or otherwise for the entire period, interest shall be calculated on such Indebtedness for Money Borrowed for periods for which interest payments are not so fixed at the lesser of (i) the LIBOR Basis (based on the then current adjustment under
                  Section 2.3(f) hereof) for a LIBOR Advance having an Interest Period of six (6) months as determined on the date of calculation and (ii) the Base Rate Basis as in effect on the date of calculation; provided, however, that if such LIBOR
                                       --------  -------
                  Basis cannot be determined in the reasonable opinion of the
                  Administrative Agent, such interest shall be calculated using the Base Rate Basis as then in effect."

                       " 'Restricted Subsidiary' shall mean any Subsidiary of
                          ---------------------
                  any Borrower other than an Unrestricted Subsidiary which (a) is organized under the laws of, or owns, operates, constructs, or manages towers in the United States of America, Brazil or Mexico, provided that such Subsidiary (i) is permitted to pay
                          --------
                  dividends, (ii) has no liens other than Permitted Liens and
                  (iii) that such Subsidiary becoming a Restricted Subsidiary shall not cause a Default or Event of Default, or in such other jurisdictions as the Majority Lenders may from time to time approve by prior written consent; and (b) has complied with the requirements of Section 5.13 hereof (or delivered comparable documents to effect the purpose of such Section 5.13). The Restricted Subsidiaries as of the Agreement Date are as set forth on Schedule 2 attached
                                                            ----------
                  hereto.

                            (ii) Section 1.1 of the Loan Agreement, Definitions,
                                                                    -----------
          is hereby amended by inserting the new definitions of "2002 Interest
                                                                 -------------
          Reserve" and "Term Loan C Loans" in the proper alphabetical order:
          -------       -----------------

                       " '2002 Interest Reserve' shall mean an escrow account
                          ---------------------
                  pledged to the Lenders as collateral which is (a) maintained by one of the Borrowers, (b) maintained with the Administrative Agent on terms and conditions satisfactory to the Administrative Agent, (c) established with cash proceeds in an amount equal to $46,875,000.00 and (d) so long as no Event of Default has occurred and is continuing, used to make interest payments due in August 2002 on the Senior Notes due 2009."

                       " 'Term Loan C Loans' shall mean, collectively, the
                          -----------------
                  amounts advanced in connection with the Notice of Incremental Facility Commitment for Term Loan C."

                  (b)  Amendments to Article 2.
                       -----------------------

                       (i) Section 2.7(b)(v) of the Loan Agreement, Sale of Capital Stock and Debt Instruments, is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

                                "(v)    Sale of Capital Stock and Debt
                                        ------------------------------
                                        Instruments.
                                        -----------

                                 (A)    Capital Stock. At any time when there
                                        -------------
                  are Term Loan C Loans outstanding, on the Business Day following the date of receipt by the Parent, any Borrower or any Restricted Subsidiary of any net cash proceeds from the sale of any Capital Stock by any of the Parent, any Borrower, or any Restricted Subsidiary (other than (x) net proceeds in an amount not to exceed $2,000,000.00 in the aggregate after the Agreement Date from the sale or issuance of Capital Stock in connection with any employee stock option plan of such Person or (y) proceeds received from Capital Stock issued in connection with an Acquisition permitted hereunder), the Term Loan C Loans shall be repaid (or, if no Term Loan C Loans are outstanding, the Term Loan C Loan commitment shall be cancelled) by an amount equal to such net cash proceeds; provided, however, that if such net cash proceeds are received
                  --------  -------
                  on or prior to April 30, 2002 and no Term Loan C Loans are then outstanding, the Term Loan C Loan commitment shall be cancelled by an amount equal to such net cash proceeds in excess of $200,000,000.00, as more fully set forth in the Notice of Incremental Facility Commitment dated as of October 26, 2001;

                                 (B)    Debt Instruments. On the Business Day
                                        ----------------
                  following the date of receipt by the Parent, any Borrower or any Restricted Subsidiary of (1) at any time when there are Term Loan C Loans and/or Term Loan C Loan commitments outstanding, any net cash proceeds from the issuance of any public or private debt by any of the Borrowers, any of the Restricted Subsidiaries or the Parent, the Term Loan C Loans shall be repaid in an amount equal to such net cash proceeds (or if no Term Loan C Loans are then outstanding, the Term Loan C Loan commitment shall be reduced, as more fully set forth in the Notice of Incremental Facility dated as of October 26, 2001), and (2) at any time when there are no Term Loan C Loans outstanding, any Capital Raise Proceeds, the Loans shall be repaid in an amount equal to, in the aggregate, the Capital Raise Proceeds (after deducting amounts applied to Term Loan C Loans).

                                 (C)    Application of Proceeds. The amount of
                                        -----------------------
                  the Capital Raise Proceeds required to be repaid under Section 2.7(b)(v)(B)(2) shall be applied to the Loans then outstanding on a pro rata basis. Accrued interest on the principal amount of the Loans being prepaid pursuant to Section 2.7(b)(v) to the date of such prepayment will be paid by the Borrowers concurrently with such principal prepayment. All repayments under this Section 2.7(b)(v) of each of the Term Loan A Loans and the Term Loan B Loans shall be applied to the repayments for such Loans in Section 2.7(b)(i) hereof in inverse order of maturity. All repayments under this Section 2.7(b)(v) of the Term Loan C Loans shall be applied to the repayments for such Term Loan C Loans in inverse order of maturity. Notwithstanding anything to the contrary in this Agreement, to the extent that net cash proceeds from a sale of Capital Stock and an issuance of public or private debt are received on the same day, the net cash proceeds from the issuance of public or private debt shall be applied to the Term Loan C Loans first, up to 50% of the total amount of such issuance, including amounts applied to the Term Loan C Loans, shall be deemed Capital Raise Proceeds (unless specifically excluded in the definition thereof), and any remaining Capital Raise Proceeds shall then be used to repay the Loans (other than the Term Loan C Loans) in accordance with Section 2.7(b)(v)(B). Any amendments or waivers of this Section 2.7(b)(v) shall require the approval of at least 50.1% of lenders holding Term Loan C Loans and/or Term Loan C Loan commitments as well as the approval of the Majority Lenders."

                           (ii) Section 2.15 of the Loan Agreement, Incremental Facility Advances, is hereby amended by adding new section 2.15(f) as set forth below:

                           "(f)  Notwithstanding anything to the contrary
                  herein, (i) the Term Loan C Loans may be refinanced in whole or in part with other Incremental Facility Loans (each, a "Replacement Term Loan C Loan"), which Replacement Term Loan C
                   ----------------------------
                  Loan shall not reduce the amount of the then available remaining

                  Incremental Facility Commitment, and (ii) to the extent the Term Loan C Loans are repaid (or the commitment for such Term Loan C Loans is cancelled in whole or in part) as a result of the receipt by the Borrowers, the Restricted Subsidiaries or the Parent of the net cash proceeds from (A) the sale of any Capital Stock or (B) the issuance of any non-pari passu public or private debt otherwise permitted under this Agreement, the then available Incremental Facility Commitment will be increased by an amount equal to such repayment (or commitment cancellation)."

                  (b)      Amendments to Article 7.
                           -----------------------

                           (i) Section 7.6 of the Loan Agreement, Investments
                                                                  -----------
          and Acquisitions, is hereby amended by deleting subsection (b) thereof
          ----------------
          in its entirety and substituting in lieu thereof the following:

                           "(b)     so long as no Default then exists or would
                  be caused thereby, establish Unrestricted Subsidiaries and make Investments in (i) such Unrestricted Subsidiaries (in addition to Investments permitted under Section 7.6(e), (f) and (g) hereof), (ii) [reserved] and (iii) Persons primarily engaged in domestic and foreign communications tower and tower related businesses in an aggregate amount, directly or indirectly, provided that, giving effect to such additional
                              --------
                  Investment, the aggregate Net Investment Amount made pursuant to the provisions of this Section 7.6(b) shall not exceed, from and after the effective date of the Sixth Amendment to Amended and Restated Loan Agreement, $300,000,000.00 at any time; provided further that, in the case of Investments made
                        -------- -------
                  pursuant to clause (iii) of this Section 7.6(b), the Parent, any Borrower or any of the Restricted Subsidiaries has executed a binding acquisition, merger, lease/sublease or management agreement with such Person;"

                           (ii) Section 7.6 of the Loan Agreement, Investments
                                                                   -----------
          and Acquisitions, is hereby amended by deleting subsection (f) thereof
          ----------------
          in its entirety and substituting in lieu thereof the following:

                           "(f)     [RESERVED]"

                           (iii) Section 7.7 of the Loan Agreement, Restricted
                                                                    ----------
          Payments, is hereby amended by deleting such section in its entirety
          --------
          and substituting in lieu thereof the following:

                           "Section 7.7 Restricted Payments. The Borrowers shall
                                        -------------------
                  not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly declare or make any Restricted Payment; provided, however, that so long as no Default or
                           --------  -------
                  Event of Default hereunder then exists or would be caused thereby, the Borrowers may make, (a) subject to Section 2.7(b)(iv) hereof, cash distributions in an aggregate amount for all Borrowers not to exceed fifty percent (50%) of Excess Cash Flow for the immediately preceding calendar year, on or after April 15th of each calendar year commencing on April 15, 2004; and (b) distributions to the Parent to make scheduled principal and interest payments on the Convertible Notes and the Senior Notes due 2009; provided,
                                                                       --------
                  however, that (x) all funds in the Interest Reserve shall have
                  -------
                  been used to make all interest payments on the Convertible Notes due on or prior to October 15, 2001, (y) all funds in the 2001 Interest Reserve shall have been used in full to make all interest payments on the Senior Notes due 2009 due on or prior to February 15, 2002 and (z) all funds in the 2002 Interest Reserve shall have been used to make all interest payments on the Senior Notes due 2009 due in August 2002; provided that any funds remaining in the 2001 Interest Reserve
                  --------
                  shall be used in full for such payments prior to using funds in the 2002 Interest Reserve."

                           (iv) Section 7.8 of the Loan Agreement, Leverage
                                                                   --------
          Ratio, is hereby amended by deleting the table included in such
          -----
          section in its entirety and substituting in lieu thereof the following new table:

                  "Period                                                 Ratio
                   ------                                                 -----

                  Borrowing Base Termination Date
                  through December 31, 2001                        7.75 to 1.00

                  January 1, 2002 through
                  March 31, 2002                                   7.50 to 1.00

                  April 1, 2002 through
                  June 30, 2002                                    7.00 to 1.00

                  July 1, 2002 through
                  September 30, 2002                               6.75 to 1.00

                  October 1, 2002 through
                  March 31, 2003                                   6.50 to 1.00

                  April 1, 2003 through
                  September 30, 2003                               6.00 to 1.00

                  October 1, 2003 through
                  March 31, 2004                                   5.25 to 1.00

                  April 1, 2004 through
                  September 30, 2004                               4.75 to 1.00

                  October 1, 2004 through
                  March 31, 2005                                   4.25 to 1.00

                  April 1, 2005 and thereafter                     4.00 to 1.00"


         2.  No Other Amendments. Except for the amendments set forth above, the
             -------------------
text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect. No amendment, waiver or consent by the Administrative Agent, the Issuing Bank or the Lenders under the Loan Agreement or any other Loan Document is granted or intended except as expressly set forth herein, and the Administrative Agent, the Issuing Bank and the Lenders expressly reserve the right to require strict compliance in all other respects (whether or not in connection with any Requests for Advance). Except as set forth herein, the amendments agreed to herein shall not constitute a modification of the Loan Agreement or any of the other Loan Documents, or a course of dealing with the Administrative Agent, the Issuing Bank and the Lenders at variance with the Loan Agreement or any of the other Loan Documents, such as to require further notice by the Administrative Agent, the Issuing Bank, the Lenders or the Majority Lenders to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future.

         3.  Conditions Precedent.  The effectiveness of this Amendment is
             --------------------
subject to:

         (a) receipt by the Administrative Agent of the following:

             (i) duly executed signature pages to this Amendment from the Majority Lenders;

             (ii) a duly executed Security Agreement from American Tower International, Inc.;

             (iii) a duly executed Pledge Agreement from American Tower International, Inc., pledging its interests in ATC Mexico Holding Corp., a Delaware corporation, and ATC South America Holding Corp., a Delaware corporation;

             (iv) a duly executed Assumption Agreement, in form and substance acceptable to the Administrative Agent, from American Tower International, Inc.;

             (v) a loan certificate of American Tower International, Inc., in substantially in the form of Exhibit V attached to the Loan Agreement, with all exhibits thereto;

             (vi) UCC-1 financing statements signed by American Tower International, Inc. to be filed in the office of the Secretary of State of the State of Delaware; and

             (vii) evidence that the 2002 Interest Reserve has been established;

         (b) payment from funds received from the Borrowers by the Administrative Agent to each Lender approving this Amendment of an amendment fee equal to three-sixteenths (3/16) of one percent of the amount of Term Loan A Loans, Term Loan B Loans and Revolving Loan Commitments held by such Lender; and

         (c) the representations and warranties contained in Article 4 of the Loan Agreement and contained in the other Loan Documents remaining true and correct as of the date hereof, both before and after giving effect to this
 Agreement, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement or such other Loan Document, as applicable, or to the extent relating specifically to the earlier date. No Default or Event of Default now exists or will be caused hereby.

          4.     Counterparts.  This Amendment may be executed in any number of
                 ------------
counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

          5.     Governing Law. This Amendment shall be construed in accordance
                 -------------
with and governed by the laws of the State of New York.

          6.     Severability.  Any provision of this Amendment which is
                 ------------
prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed by their duly authorized officers, all as of the day and year first above written.


BORROWERS:                              AMERICAN TOWER, L.P., a Delaware limited
                                        partnership

                                        By ATC GP INC., its General Partner


                                        By_____________________________________
                                          Name:  Joseph L. Winn
                                          Title:  Chief Financial Officer


                                        AMERICAN TOWERS, INC., a Delaware
                                        corporation


                                        By:____________________________________
                                           Name:  Joseph L. Winn
                                           Title:  Chief Financial Officer


                                        VERESTAR, INC., a Delaware corporation


                                        By_____________________________________
                                          Name:  Joseph L. Winn
                                          Title:  Chief Financial Officer


                                        TOWERSITES MONITORING, INC., a Delaware
                                        corporation


                                        By_____________________________________
                                          Name:  Joseph L. Winn
                                          Title:  Chief Financial Officer

Agreed to and Accepted by:

AMERICAN TOWER INTERNATIONAL, INC.,
a Delaware corporation, as a new borrower


By_______________________________
  Name:  Joseph L. Winn
  Title:  Chief Financial Officer